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                                                                   EXHIBIT 10.47


                              RETIREMENT AGREEMENT



In recognition of your service to Silicon Valley Group, Inc. the Company would like to recognize your retirement with the following exiting package, which will be executed upon your signature on this general release:

This Agreement ("Agreement") is made as of the 16th day of November, 1998, by and between Edward Dohring ("Dohring"), his assigns, his estate and his personal representative (collectively referred to as "Dohring"), and the Silicon Valley Group, Inc., and its subsidiary Silicon Valley Group Lithography, Inc. (jointly referred to as "SVG" or as the "Company"), their successors or assigns.

In consideration of the mutual promises made herein, Dohring and SVG hereby agree as follows:

         1.       Retirement.

         (a) Retirement Date. Dohring's Retirement from the Company will occur as of midnight December 31, 1998, (the "Retirement"). Following the retirement, Dohring will be paid eighteen months salary ($450,000.00) as well as a bonus equal to any bonus received over the 18 month period immediately preceding the effective date of this Agreement, less legally required withholdings. Such payments will commence on January 1, 1999, and will be paid bi-weekly thereafter. In addition, Dohring will receive payment of the bonus monies in the same manner and in the same time frame as he had in received such payments in the past.

         (b) Medical and dental coverage will be paid through July 31, 2000, and Dohring will be eligible for COBRA benefits thereafter in accordance with applicable laws.

         (c) Dohring will remain employed in his current position with full authority and compensation until the retirement date.

         (d) All of Dohring's accrued vacation time will be distributed in a lump sum payment after January 1, 1999 consistent with normal Company policy. All of Dohring's accrued, but unused sick time will be relinquished as of the retirement date, also consistent with established Company policy. Following midnight, December 31, 1998, both Dohring and the Company agree that Dohring will cease to accrue any further sick leave or vacation benefits.

         (e) For a period of eighteen months following the retirement date the Company will continue to pay Dohring his automobile allowance, said payments to be made bi-weekly.

         (f) For a period of eighteen months following the retirement date, the Company will continue to enroll Dohring in the American Airlines Platinum Club.

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         2.       Benefits.

         (a) Dohring shall have the right to his health and life insurance benefits through July 31, 2000, there after individual coverage pursuant to COBRA.

          (b) Term Life Insurance, Annual Physical and Tax Preparation will be continued for a period of 18 months from Retirement date.

         (c) Dohring will have review and input privilege into press announcement regarding his Retirement.


         3.       Relocation.

         The company will pay relocation cost from Wilton, Connecticut to Rochester, New York and related storage transfer costs in an amount not to exceed $5,000.00.



         4.       No Defamation.

         Dohring agrees that he will not, before or after the Retirement Date, defame or disparage the Company, its products, its technologies or any other aspect of its business or operations or any employee, officer, director or consultant of the Company. The Company agrees that it will not defame or disparage Dohring or any services performed by Dohring for the Company during the course of his employment, before or after the retirement date.


         5.       Options.

           Under the terms of the Company's Stock Option Plan, Dohring would be entitled to exercise options for 133,385 shares as of December 31, 1998. The Company will agree to extend the exercise period on these options through July 31, 2000, subject to approval of the SVG Board of Directors.


         6.       Waiver and Release of Claims.

         (a) Dohring and the Company hereby waives and releases, and agrees not to sue concerning, any and all claims and causes of action that he has, may have or at any time has had, whether known or unknown, against the other and/or any of their respective affiliates, employees, officers, or directors or parent or Subsidiary corporations, successors, assigns or personal representatives for any reason including, without limitation, any and all claims relating to or arising from his employment relationship with SVG and the termination of that relationship; any and all tort or other claims for wrongful discharge of employment; any and all claims for breach of contract, both expressed and implied; any and all claims arising out of any other laws or regulations relating to


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employment or employment discrimination; and any attorneys' fees and costs. This waiver shall include but not be limited to any and all claims and causes of action pursuant to any local, state, or federal law, common or statutory, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, Family Medical Leave Act, American with Disabilities Act, as amended and any similar statutes arising under California Law. There shall be excepted from this waiver any claims of Dohring to receive the salary and benefits set forth in this Agreement.


         (b) Dohring specifically acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Dohring and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this Agreement. Dohring acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Dohring was already entitled. Dohring further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.


         7.        Civil Code Section 1542.

         Dohring and SVG each acknowledges that each is familiar with the provisions of Section 1542 of the Civil Code of the State of California, which section states as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Dohring and SVG each hereby expressly waives any right each may have under the above referenced code section, as well as under any statute or common law principles of similar effect.



         8.       Indemnification

The Company agrees to insure and indemnify Dohring and hold him harmless (including any and all costs of defense) from any threatened or actual claims, suits or actions which are directed against him, or which involve him, in any proceedings where such claims arise from Dohring's actions during his Employment with the Company that were undertaken within the course and scope of his authority as an employee.

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         9.       Proprietary Information.

         (a) Dohring represents to the Company that Dohring has complied with and will continue to comply with all of the terms of the Employment, Confidential, Information and Invention Assignment Agreement which Dohring entered into when Dohring became an employee of the Company. Dohring represents that, in compliance with the Employment, Confidential, Information and Invention Assignment Agreement, Dohring has reported all inventions conceived or made by Dohring as required under such agreement. Dohring represents to the Company that Dohring does not have in his possession, and has not failed to return to the Company, any proprietary materials or other property belonging to the Company.

         (b) The Company acknowledges that nothing in this Agreement limits Dohring's right to seek and accept employment of his choosing after the retirement date, without restriction, so long as he adheres to all of the terms and conditions of the Employment, Confidential, Information and Invention Assignment Agreement referenced above.


         10.      Confidentiality.

         Dohring shall not disclose the terms of this Agreement to anyone, except for his legal advisors, tax advisors, administrative assistant's name (on a confidential basis), and immediate family members (including significant other's name), without the written consent of the company unless required to do so by law.


         11.      Severability.

         If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision.


         12.      Notice and Mailings.

         Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties thereto:

         (a) All notice and mailings to SVG, shall be addressed to:

                                       Silicon Valley Group, Inc.
                                       101 Metro Drive, Suite 400
                                       San Jose, CA  95110


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         (b)  All financial reporting documents relating to Dohring and attributable to the 1998 calendar year which concern the Internal Revenue Service, the State of Connecticut, and/or any other governmental entity should be addressed to:

                                       Mr. Edward Dohring

         (c) All other documents and payments relating to Dohring, regardless of date, should be addressed to:

                                       Mr. Edward Dohring


         13.      Counterparts.

         This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.


         14.      California Law.

         This Agreement shall be construed and governed by the laws of the State of California.



         15.      Effective Date.

         This Agreement is effective seven (7) days after both Parties have signed it.


         16.      Entire Agreement.

         This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's Retirement from the Company, and supersedes and replaces any all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.


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17.       No Oral Modifications.

         This Agreement may only be amended in writing signed by Dohring and an officer of the Company.

18.       Dohring's Legal Expenses.

         As urged by the Company, Dohring has sought out legal advise from the counsel of his choice and, as a result, has incurred fees and costs. The Company hereby agrees to reimburse Dohring for such expenses actually incurred, not to exceed $5,000.00, which should be claimed on Dohring's final business expense submission.

19.       Final Business Expenses.

         Dohring shall submit his final business expenses report not later than January 31, 1999 and the Company shall promptly tender reimbursement to him consistent with its normal practice.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.


                                     SILICON VALLEY GROUP, INC.


Dated: November 16, 1998             By  /s/ William A. Hightower
                                         ---------------------------------------
                                         William A. Hightower, President and COO


                                     EDWARD DOHRING, an individual


Dated: November 25, 1998                 /s/ Edward A. Dohring
                                     -------------------------------------------
                                         Edward A. Dohring


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